UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND VI, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-19144	59-2922954
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund VI, Ltd. (“the Partnership”) identified for sale and sold its properties in Marietta, Georgia; Hermitage, Tennessee; and Lawton, Oklahoma.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Warren Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the properties listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interest in Warren Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale and identification for sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1), and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations and to account for the Partnership’s interest in Warren Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number
Selected Financial Data	3-4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-11

Financial Statements and Financial Statement Schedules	11-36

Signatures	37

Item 6.	Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and related notes in Item 8. hereof.

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (5):
Revenues	$2,128,683	$2,114,399	$2,097,612	$2,357,269	$2,526,300
Equity in earnings of unconsolidated joint ventures	670,690	612,251	926,359	611,388	463,519
Income from continuing operations (1) (2)	2,135,734	2,031,212	1,927,369	2,600,256	3,029,705
Discontinued Operations (5):
Revenues	276,713	499,924	469,109	510,218	574,107
Income from and gain on disposal of discontinued operations (3) (4)	221,906	441,104	105,768	416,540	480,769
Net income	2,357,640	2,472,316	2,033,137	3,016,796	3,510,474
Income per unit
Continuing operations	$30.51	$29.02	$27.53	$37.15	$43.28
Discontinued operations	3.17	6.30	1.51	5.95	6.87

	$33.68	$35.32	$29.04	$43.10	$50.15

Cash distributions declared	$3,150,000	$3,150,000	$3,150,000	$3,150,000	$3,150,000
Cash distributions declared per unit	45.00	45.00	45.00	45.00	45.00
At December 31:
Total assets	$27,558,715	$28,372,975	$29,173,575	$30,295,443	$30,606,449
Total partners’ capital	26,235,493	27,027,853	27,705,537	28,822,400	28,955,604

(1)	Income from continuing operations for the years ended December 31, 2001 and 2000, includes provisions for write-down of assets of $354,295 and $368,430, respectively.

(2)	Income from continuing operations for the years ended December 31, 2000 and 1999, includes gain on sale of assets of $639,806 and $848,303, respectively and losses of $2,254 and $11,897 for the years ended December 31, 2003 and 2001, respectively.

(3)	Income from and gain on disposal of discontinued operations for the years ended December 31, 2003 and 2002 includes gain on casualty loss of building of $12,356 and gain on disposal of discontinued operations of $234,297, respectively.

(4)	Income from and gain on disposal of discontinued operations for the year ended December 31, 2002 includes provisions for write-down of assets of $106,437.

(5)

Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 17, 1988, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $39,500 to $246,400. Generally, the leases provide for percentage rent based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in the fourth to sixth lease year, the percentage rent will be an amount equal to the greater of the percentage rent calculated under the lease formula or a specified percentage (ranging from one to five percent) of the purchase price or gross sales.

As of December 31, 2001, the Partnership owned 24 Properties directly and 14 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 24 Properties directly and 15 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 23 Properties directly and 15 Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $2,818,226, $3,116,826, and $2,945,511, during the years ended December 31, 2003, 2002, and 2001, respectively. The decrease in cash from operating activities during the year ended December 31, 2003 was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental income and changes in operating and Property related expenses. The increase in cash from operating activities during the year ended December 31, 2002 was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In May 2001, the Partnership sold its Property in Chester, Pennsylvania to a third party and received net sales proceeds of approximately $83,000. The Partnership had previously recorded provisions for write-down of assets of approximately $368,400 in a prior year relating to this Property. The Partnership recorded an additional loss of approximately $14,000 when the Property was sold in 2001.

In January 2001, the Partnership invested a portion of the net sales proceeds from the 2000 sales of several Properties, in a Property in Burley, Idaho and one in Cleburne, Texas. The Partnership acquired these Properties from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties.

During 2001, the Partnership and CNL Income Fund XI, Ltd., as tenants-in-common, sold the Property in Round Rock, Texas, and received net sales proceeds of approximately $1,510,700, resulting in a gain, to the tenancy-in-common, of approximately $123,900. The Partnership received approximately $1,156,300 as a liquidating distribution for its pro-rata share of the net sales proceeds. The Partnership owned a 77% interest in this Property. During 2001, the Partnership reinvested the majority of these proceeds in a Property in Houston, Texas. The Partnership acquired this Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Property.

During 2001, the Partnership and CNL Income Fund IX, Ltd., as tenants-in-common, sold the Property in Dublin, California, and received net sales proceeds of approximately $1,699,600, resulting in a gain, to the tenancy-in-common, of approximately $158,100. The Partnership received approximately $1,273,800 as a liquidating distribution for its pro-rata share of the net sales proceeds. The Partnership owned a 75% interest in this Property. During 2001, the Partnership reinvested these proceeds and the net sales proceeds from the sale of the Property in Chester, Pennsylvania in a Property in Waldorf, Maryland, as tenants-in-common, with CNL Income Fund IX, Ltd. and CNL Income Fund XVII, Ltd., each of which is an affiliate of the General Partners and a Florida limited partnership. The Partnership and the affiliates entered into an agreement whereby each co-tenant will share in the profits and losses of the Property in proportion to its applicable percentage interest. The Partnership contributed approximately $1,368,300 to acquire the Property. The Partnership owns a 60% interest in the profits and losses of the Property.

During 2001, the Partnership entered in a promissory note with the corporate General Partner for a loan in the amount of $75,000 in connection with the operations of the Partnership. The loan was uncollateralized, non-interest bearing and due on demand. As of December 31, 2001, the Partnership had repaid the loan in full to the corporate General Partner.

During 2001, the Partnership also sold its Property in Cheyenne, Wyoming to a third party and received net sales proceeds of approximately $290,800, resulting in a gain of approximately $2,100. During 2002, the Partnership reinvested a portion of these net sales proceeds and the remaining proceeds from the 2001 sale of the Property in Round Rock, Texas in a Property in Universal City, Texas and a Property in Schertz, Texas, each as a separate tenants-in-common arrangement with CNL Income Fund XI, Ltd., an affiliate of the General Partners. Each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest. The Partnership contributed approximately $148,500 and $98,900 for a 14.2% and 9.5% interest, in the Properties in Universal City, Texas and Schertz, Texas, respectively. The Partnership and CNL Income Fund XI, Ltd. acquired Properties from CNL Funding 2001-A, LP, an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and CNL Income Fund XI, Ltd. The purchase prices paid by the Partnership and CNL Income Fund XI, Ltd. represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties.

During 2002, Caro Joint Venture, in which the Partnership owned a 66.14% interest and accounted for under the consolidation method, entered into an agreement with a third party to sell its Property in Caro, Michigan. During 2002, the joint venture sold this property and received net sales proceeds of approximately $600,000, resulting in a gain on sale of assets of approximately $216,100 to the joint venture. As a result of the sale of the Property, the joint venture was dissolved in accordance with the joint venture agreement and the Partnership received approximately $441,100 representing its pro-rata share of liquidating distributions from the joint venture and recorded a gain on sale of discontinued operations of approximately $18,200 during the year ended December 31, 2002.

During 2002, the building on the Property in Marietta, Georgia was destroyed by fire and the tenant terminated its lease relating to the Property. In March 2003, the Partnership collected approximately $590,100 in insurance proceeds relating to this Property, resulting in a gain of approximately $12,400 during 2003. In November 2003, the Partnership reinvested a portion of these proceeds in a Property in Dalton, Georgia with CNL Income Fund XI, Ltd, CNL Income Fund XV, Ltd., and CNL Income Fund XVI, Ltd., as tenants-in-common. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed $475,000 for a 25% interest in the Property.

During 2003, the Partnership sold its Property in Broken Arrow, Oklahoma, to a third party and received net sales proceeds of approximately $472,400, resulting in no gain or loss on disposal of discontinued operations during 2003. The Partnership had recorded provisions for write-down of assets in previous years relating to this asset. The Partnership intends to reinvest these proceeds in an additional Property or to pay liabilities of the Partnership as needed.

In addition, during 2003, Show Low Joint Venture, in which the Partnership owned a 36% interest, sold its Property in Greensboro, North Carolina to a third party and received net sales proceeds of approximately $468,900, resulting in a loss to the joint venture of approximately $29,500. The joint venture had recorded provisions for write-down of assets relating to this Property in previous periods. In the fourth quarter of 2003, the Partnership received approximately $189,200 as its pro-rata share of the liquidating distribution from the joint venture. The Partnership intends to use these proceeds to either invest in an additional Property or pay liabilities of the Partnership.

None of the Properties owned by the Partnership, or the joint venture or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,569,729 invested in cash and cash equivalents, as compared to $1,169,848 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks. The increase in cash and cash equivalents was due to the Partnership holding the sales proceeds from the 2003 sale of the Property in Broken Arrow, Oklahoma and the liquidating proceeds received from Show Low Joint Venture. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in an additional Property or to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The General Partners have the right, but not the obligation, to make additional capital contributions or loans if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because the leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $3,150,000 for each of the years ended December 31, 2003, 2002, and 2001. This represents distributions of $45.00 per Unit for each of the years ended December 31, 2003, 2002, and 2001. No distributions were made to the General Partners during the years ended December 31, 2003, 2002, and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $12,517 and $14,443, respectively, to affiliates for operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, were $867,098 at December 31, 2003, as compared to $876,688 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $1,987,819 during the year ended December 31, 2003, as compared to $1,977,032 during the same period of 2002. Rental revenues from continuing operations remained relatively constant because all of the changes in the leased Property portfolio related to the Properties accounted for as discontinued operations.

In December 2003, Waving Leaves, Inc., the tenant of the Property in Waynesburg, Ohio filed for Chapter 11 bankruptcy protection. While the tenant has neither rejected nor affirmed the one lease it has with the Partnership, there can be no assurance that the lease will not be rejected in the future. As of March 12, 2004, the Partnership has received all rental payments relating to this lease. The lost revenues that would result if the tenant rejects this lease will have an adverse effect on the results of operations of the Partnership if the Partnership is not able to re-lease the Property in a timely manner.

The Partnership also earned $139,477 in contingent rental income during the year ended December 31, 2003, as compared to $131,860 during the same period of 2002. The increase in contingent rental income during 2003 was due to an increase in reported gross sales of the restaurants with leases that require the payment of contingent rental income during 2003, as compared to 2002.

The Partnership also earned $670,690 attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2003, as compared to $612,251 during the same period of 2002. Net income earned by joint ventures was lower during 2002, because Houlihan’s Restaurant, Inc., which leased the Property owned by Show Low Joint Venture, filed for bankruptcy and rejected the lease relating to this Property in January 2002. As a result, the joint venture, in which the Partnership owned a 36% interest, stopped recording rental revenues relating to this Property. In addition, during the 2003 and 2002, Show Low Joint Venture recorded provisions for write-down of assets of approximately $55,500 and $172,200, respectively relating to this Property. The provisions represented the difference between the Property’s net carrying value and its estimated fair value. In September 2003, the joint venture sold this vacant Property to a third party and recorded an additional loss on disposal of discontinued assets of approximately $29,500. In the fourth quarter of 2003, the joint venture was liquidated and the Partnership recorded a loss on dissolution of joint ventures of approximately $2,300. The Partnership intends to use the liquidating proceeds it received to either invest in another Property or to pay liabilities of the Partnership. The decrease in net income earned by unconsolidated joint ventures was partially offset by the fact that the Partnership acquired one Property in November 2003 and two Properties in June 2002, each as a separate tenancy in common arrangement with affiliates of the General Partners, as described above.

In October 2003, Chevy’s, Inc., the tenant of the Property in Vancouver, Washington which the Partnership owns as tenants-in-common with affiliated of the General Partners, filed for Chapter 11 bankruptcy protection. The Partnership owns a 23.04% interest in this Property. While the tenant has neither rejected nor affirmed the lease one lease it has with the Partnership, there can be no assurance that the lease will not be rejected in the future. The lost revenues that would result if the tenant were to reject this lease will have an adverse effect on the equity in earnings of joint ventures of the Partnership if the tenancy in common is not able to re-lease the Property in a timely manner.

During 2003, two lessees of the Partnership and its consolidated joint venture, Golden Corral Corporation and IHOP Properties, Inc., each contributed more than ten percent of the Partnership’s rental revenues (including rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the Properties held as tenants-in-common with affiliates of the General Partners). As of December 31, 2003, Golden Corral Corporation was the lessee under leases relating to four restaurants, IHOP Properties, Inc. was the lessee under leases relating to three restaurants, and Jack in the Box Inc. was the lessee under leases relating to four restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these three lessees each will continue to contribute more than ten percent of the Partnership’s rental revenues in 2004. In addition, two Restaurant Chains, Golden Corral, and IHOP, each accounted for more than ten percent of the Partnership’s rental revenues in 2003 (including rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the Properties held as tenants-in-common with affiliates of the General Partners). In 2004, it is anticipated that these two Restaurant Chains each will continue to account for more than ten percent of the rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $626,705 during the year ended December 31, 2003, as compared to $661,156 during the same period of 2002. Operating expenses were higher during 2002, because the Partnership elected to reimburse the tenant of the Properties in El Paso, and Amarillo, Texas for certain renovation costs. The decrease in operating expenses was partially offset by an increase in state tax expense relating to several states in which the Partnership conducts business.

During the year ended December 31, 2002, the Partnership identified and sold one Property, owned by Caro Joint Venture, in which the Partnership owned a 66.14% interest and accounted for under the consolidation method, that was classified as Discontinued Operations in the accompanying financial statements. In addition, in January 2003, the Partnership identified for sale its Property in Broken Arrow, Oklahoma. The Partnership recognized net rental income (rental revenues less Property related expenses) of $106,978 during the year ended December 31, 2002, relating to these two Properties. In June 2003, the Partnership sold the Property in Broken Arrow, Oklahoma and recorded no gain or loss on disposal of discontinued operations. The Partnership had recorded provisions for write-down of assets in previous years relating to this Property, including approximately $32,900 during the year ended December 31, 2002. The Partnership recognized net rental income of $41,659 during the year ended December 31, 2003, relating to this Property.

The Partnership recognized income from discontinued operations (rental revenues and other property related income, less property related expenses and provision for write-down of assets) of $180,247 and $195,145 during the years ended December 31, 2003 and 2002, respectively, relating to Properties that were identified for sale during the nine months ended September 30, 2004. In 2002, Loco Lupe’s of Hermitage, Inc., the tenant of the Hermitage, Tennessee Property, filed for Chapter 11 bankruptcy protection. Although the tenant affirmed the one lease it had with the Partnership, the tenant stopped making rental payments in September 2003 and vacated the Property in March 2004. In October 2002, the building on the Property in Marietta, Georgia was destroyed by fire and the tenant terminated its lease. As a result, the Partnership recorded a provision for write-down of assets of approximately $73,600. In March 2003, the Partnership received approximately $590,100 of insurance proceeds, resulting in a gain of approximately $12,400. In September 2003, the Partnership entered into a new lease, with a new tenant, for which rental payments began in February 2004. During 2004, the Partnership sold the Properties in Hermitage, Tennessee and Marietta, Georgia, and one additional Property, for a net gain on disposal of discontinued operations of approximately $1,185,600.

In September 2003, Show Low Joint Venture, in which the Partnership owned a 36% interest, sold its Property in Greensboro, North Carolina, as described above. The financial results relating to this Property were classified as Discontinued Operations in the combined, condensed financial information for the joint ventures and the Properties held as tenants-in-common with affiliates reported in the footnotes to the accompanying financial statements. The Partnership’s pro-rata share of these amounts was included in equity in earnings of unconsolidated joint ventures in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $1,977,032 during the year ended December 31, 2002, as compared to $1,871,385 for the same period of 2001. Rental revenues from continuing operations increased during the year ended December 31, 2002, because during 2001 the Partnership reinvested a portion of the net sales proceeds from the sales of several Properties in three additional Properties.

Phoenix Restaurant Group, Inc. (“PRG”), the tenant of one of the Partnership’s Properties, experienced financial difficulties during 2000. As a result, during 2001, the Partnership stopped recording rental revenue relating to one Property. In October 2001, PRG filed for bankruptcy and rejected the one lease it had with the Partnership. In December 2001, the Partnership sold the vacant Property, and reinvested the net sales proceeds in an additional Property.

The Partnership also earned $131,860 in contingent rental income during the year ended December 31, 2002, as compared to $149,069 during the same period of 2001. Contingent rental income was higher during 2001 due to an increase in reported gross sales of the restaurants with leases that require the payment of contingent rental income during 2001, as compared to 2002.

The Partnership earned $612,251, attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2002, as compared to $926,359 during the same period of 2001. Net income earned by joint ventures was higher during 2001 because during 2001 the Partnership and CNL Income Fund IX, Ltd., as tenants-in-common, sold the Property in Dublin, California, in which the Partnership owned a 75% interest. The tenancy in common recognized a gain of approximately $158,000 during 2001 relating to this sale. In addition, during 2001 the Partnership and CNL Income Fund XI, Ltd., as tenants-in-common, sold the Property in Round Rock, Texas, in which the Partnership owned a 77% interest. The tenancy in common recognized a gain of approximately $123,900 during 2001 relating to this sale. Each tenancy in common distributed to the Partnership its pro-rata share of the net sales proceeds from the respective sales as a liquidating distribution. During 2001, the Partnership reinvested a portion of these liquidating distributions in a Property in Waldorf, Maryland, as tenants-in-common with CNL Income Fund IX, Ltd. and CNL Income Fund XVII, Ltd. During 2002, the Partnership reinvested a portion of the net sales proceeds from the 2001 sales of two Properties in two additional Properties, each as tenants-in-common with CNL Income Fund XI, Ltd. Net income earned by joint ventures was lower during 2002 because Houlihan’s Restaurant, Inc., which leased the Property owned by Show Low Joint Venture, filed for bankruptcy and rejected the lease relating to this Property, as described above.

The Partnership earned $5,507 in interest and other income during the year ended December 31, 2002, as compared to $77,158 during the same period of 2001. Interest and other income was higher during 2001 due to higher average cash balances as a result of net sales proceeds being held in interest bearing accounts until they were reinvested in additional Properties and higher average interest rates during 2001.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets were $661,156 during the year ended December 31, 2002, as compared to $1,050,530 during the same period of 2001. Operating expenses were higher during 2001 because the Partnership recorded provisions for doubtful accounts of approximately $11,500, relating to a Property leased by PRG. During 2001, the Partnership also recorded a provision for write-down of assets of approximately $354,300 relating to this Property. The provision represented the difference between the Property’s net carrying value and its estimated fair value. The Partnership also incurred Property related expenses, such as legal fees, repairs and maintenance, insurance and real estate taxes relating to the vacant Property. In December 2001 the Partnership sold the one vacant Property. The Partnership did not incur any additional expenses relating to this Property after its sale.

Operating expenses were also lower during 2002 because of a decrease in state tax expense and a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. The decrease in operating expenses during 2002 was offset by the Partnership electing to reimburse the tenant of the Properties in El Paso and Amarillo, Texas for certain renovation costs.

As a result of the sale of the Property in Chester, Pennsylvania, the Partnership recognized a loss on sale of assets of approximately $12,000 during the year ended December 31, 2001. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified and sold one Property, owned by Caro Joint Venture, in which the Partnership owned a 66.14% interest and accounted for under the consolidation method, that was classified as Discontinued Operations in the accompanying financial statements. In addition, in January 2003, the Partnership identified for sale its Property in Broken Arrow, Oklahoma. The Partnership recognized net rental income (rental revenues less Property related expenses) of $106,978 and a net rental loss of $162,939 during the years ended December 31, 2002 and 2001, respectively, relating to these two Properties. The net rental loss during 2001 was primarily a result of the Partnership recording a provision for write-down of assets of approximately $210,800 relating to the Property in Broken Arrow, Oklahoma. The provision represented the difference between the Property’s net carrying value and its estimated fair value. In June 2003, the Partnership sold this Property and recorded no gain or loss on disposal of discontinued operations.

The Partnership recognized income from discontinued operations (rental revenues and other property related income less property related expenses and provision for write-down of assets) of $195,145 and $291,708 during the years ended December 31, 2002 and 2001, respectively, relating to Properties that were identified for sale during the nine months ended September 30, 2004. The Partnership sold these Properties during 2004, as described above.

In September 2003, Show Low Joint Venture, in which the Partnership owned a 36% interest, sold its Property in Greensboro, North Carolina, as described above. The financial results relating to this Property were classified as Discontinued Operations in the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates reported in the footnotes to the accompanying financial statements. The Partnership’s pro-rata share of these amounts was included in equity in earnings of unconsolidated joint ventures in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Warren Joint Venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund VI, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund VI, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No.46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$15,595,757	$15,971,693
Net investment in direct financing leases	1,777,315	1,835,770
Real estate held for sale	—	472,425
Investment in joint ventures	7,875,770	7,666,460
Cash and cash equivalents	1,569,729	1,169,848
Receivables, less allowance for doubtful accounts of $27,488 and $9,774, respectively	144,162	676,352
Due from related parties	—	109
Accrued rental income, less allowance for doubtful accounts of $9,697 in 2003 and 2002	564,672	550,037
Other assets	31,310	30,281

	$27,558,715	$28,372,975

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,728	$34,851
Real estate taxes payable	14,220	13,010
Distributions payable	787,500	787,500
Due to related parties	12,517	14,443
Rents paid in advance	58,650	41,327

Total liabilities	879,615	891,131
Minority interest	443,607	453,991
Partners’ capital	26,235,493	27,027,853

	$27,558,715	$28,372,975

See accompanying notes to financial statements.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$1,785,177	$1,763,954	$1,676,334
Earned income from direct financing leases	202,642	213,078	195,051
Contingent rental income	139,477	131,860	149,069
Interest and other income	1,387	5,507	77,158

	2,128,683	2,114,399	2,097,612

Expenses:
General operating and administrative	242,908	251,546	293,813
Property related	14,005	59,461	35,901
Provision for doubtful accounts	—	—	11,483
State and other taxes	46,080	28,513	42,557
Depreciation and amortization	323,712	321,636	312,481
Provision for write-down of assets	—	—	354,295

	626,705	661,156	1,050,530

Income before loss on sale of assets, minority interest, and equity in earnings of unconsolidated joint ventures	1,501,978	1,453,243	1,047,082
Loss on sale of assets	(2,254)	—	(11,897)
Minority interest	(34,680)	(34,282)	(34,175)
Equity in earnings of unconsolidated joint ventures	670,690	612,251	926,359

Income from continuing operations	2,135,734	2,031,212	1,927,369

Discontinued operations:
Income from discontinued operations	221,906	206,807	105,768
Gain on disposal of discontinued operations	—	234,297	—

	221,906	441,104	105,768

Net income	$2,357,640	$2,472,316	$2,033,137

Income per limited partner unit
Continuing operations	$30.51	$29.02	$27.53
Discontinued operations	3.17	6.30	1.51

	$33.68	$35.32	$29.04

Weighted average number of limited partner units outstanding	70,000	70,000	70,000

See accompanying notes to financial statements.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners				Total
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs
Balance, December 31, 2000	$1,000	$290,598	$35,000,000	$(35,104,226)	$32,650,028	$(4,015,000)	$28,822,400
Distributions to limited partners ($45.00 per limited partner unit)	—	—	—	(3,150,000)	—	—	(3,150,000)
Net income	—	—	—	—	2,033,137	—	2,033,137

Balance, December 31, 2001	1,000	290,598	35,000,000	(38,254,226)	34,683,165	(4,015,000)	27,705,537
Distributions to limited partners ($45.00 per limited partner unit)	—	—	—	(3,150,000)	—	—	(3,150,000)
Net income	—	—	—	—	2,472,316	—	2,472,316

Balance, December 31, 2002	1,000	290,598	35,000,000	(41,404,226)	37,155,481	(4,015,000)	27,027,853
Distributions to limited partners ($45.00 per limited partner unit)	—	—	—	(3,150,000)	—	—	(3,150,000)
Net income	—	—	—	—	2,357,640	—	2,357,640

Balance, December 31, 2003	$1,000	$290,598	$35,000,000	$(44,554,226)	$39,513,121	$(4,015,000)	$26,235,493

See accompanying notes to financial statements.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,357,640	$2,472,316	$2,033,137

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	375,936	405,054	400,484
Amortization of investment in direct financing leases	58,455	58,275	71,787
Amortization	1,652	1,650	1,648
Minority interest	34,680	129,598	57,176
Equity in earnings of unconsolidated joint ventures, net of distributions	74,275	133,902	(186,717)
Loss (gain) on sale of assets	(10,102)	(216,094)	11,897
Provision for write-down of assets	—	106,437	565,061
Provision for doubtful accounts	—	—	33,147
Decrease (increase) in receivables	(45,586)	26,288	(12,951)
Decrease (increase) in due from related party	109	14,317	(2,388)
Increase in accrued rental income	(14,635)	(48,618)	(56,778)
Decrease (increase) in other assets	(2,682)	9,106	21,490
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	(26,913)	17,883	(22,863)
Increase (decrease) in due to related parties	(1,926)	2,936	6,111
Increase in rents paid in advance and deposits	17,323	3,776	25,270

Total adjustments	460,586	644,510	912,374

Net cash provided by operating activities	2,818,226	3,116,826	2,945,511

Cash Flows from Investing Activities:
Insurance proceeds for casualty loss on building	590,132	—	—
Proceeds from sale of assets	472,425	441,126	373,800
Additions to real estate properties with operating leases	—	—	(3,063,219)
Investment in joint ventures	(475,000)	(247,437)	(1,368,300)
Liquidating distribution from joint ventures	189,161	—	2,430,032
Redemption of certificate of deposit	—	—	100,000
Decrease in restricted cash	—	—	2,061,560

Net cash provided by investing activities	776,718	193,689	533,873

Cash Flows from Financing Activities:
Proceeds from loan from corporate general partner	—	—	75,000
Repayment of loan from corporate general partner	—	—	(75,000)
Distributions to limited partners	(3,150,000)	(3,150,000)	(3,150,000)
Distributions to holder of minority interest	(45,063)	(118,566)	(70,700)

Net cash used in financing activities	(3,195,063)	(3,268,566)	(3,220,700)

Net increase in cash and cash equivalents	399,881	41,949	258,684
Cash and cash equivalents at beginning of year	1,169,848	1,127,899	869,215

Cash and Cash Equivalents at End of Year	$1,569,729	$1,169,848	$1,127,899

See accompanying notes to financial statements.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Insurance proceeds receivable	$—	$577,775	$—

Distributions declared and unpaid at December 31	$787,500	$787,500	$787,500

See accompanying notes to financial statements.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund VI, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records real estate property acquisitions at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $302,600, $315,800, and $295,600, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portions of some of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to the fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 64.29% interest in Warren Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner’s proportionate share of the equity in the Partnership’s consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

Prior to the November 2002 liquidation of Caro Joint Venture, a Florida limited partnership, the Partnership accounted for its 66.14% interest in the joint venture using the consolidation method. Minority interest represented the minority joint venture partners’ proportionate share of equity in the Partnership’s consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in Auburn Joint Venture, Melbourne Joint Venture, Asheville Joint Venture, and Show Low Joint Venture, prior to its liquidation in December 2003, and the properties in Clinton, North Carolina; Vancouver, Washington; Overland Park, Kansas; Memphis, Tennessee; Fort Myers, Florida; Baytown, Texas; Waldorf, Maryland; Niles, Illinois; Universal City, Texas; Schertz, Texas; and Dalton, Georgia, each of which is held as tenants-in-common with affiliates of the general partners, are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Lease Costs – Other assets include brokerage fees and lease incentive costs incurred in finding new tenants and negotiating leases and are amortized over the terms of the new leases using the straight-line method.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties With Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$8,492,294	$8,492,294
Buildings	11,219,168	11,219,168

	19,711,462	19,711,462
Less accumulated depreciation	(4,115,705)	(3,739,769)

	$15,595,757	$15,971,693

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$1,987,930
2005	1,321,577
2006	1,204,415
2007	1,204,415
2008	1,151,412
Thereafter	7,670,751

$14,540,500

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$2,672,723	$2,933,820
Estimated residual values	616,029	616,029
Less unearned income	(1,511,437)	(1,714,079)

Net investment in direct financing leases	$1,777,315	$1,835,770

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$261,099
2005	261,099
2006	270,551
2007	270,551
2008	270,551
Thereafter	1,338,872

$2,672,723

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures

The Partnership has a 3.9%, a 14.46%, and a 50%, interest in the profits and losses of Auburn Joint Venture, Asheville Joint Venture, and Melbourne Joint Venture. In addition, the Partnership has a 23.04%, an 18%, a 34.74%, a 46.2%, an 85%, an 80%, a 74%, and a 60% interest in a property in Vancouver, Washington; a property in Clinton, North Carolina; a property in Overland Park, Kansas; a property in Memphis, Tennessee; a property in Fort Myers, Florida; a property in Baytown, Texas; a property in Niles, Illinois, and a property in Waldorf, Maryland, respectively, each of which is held as tenants-in-common. The remaining interests in these joint ventures and the properties held as tenants in common are held by affiliates of the Partnership which have the same general partners.

In January 2002, Houlihan’s Restaurant, Inc., which leased the property owned by Show Low Joint Venture, filed for bankruptcy and rejected the lease relating to this property. Based on a pending contract to sell the property, the joint venture, in which the Partnership owned a 36% interest, recorded a provision for write-down of assets of approximately $172,200 during the year ended December 31, 2002. The joint venture had recorded a provision for write-down of assets in a previous year relating to this property. The contract for the sale of the property was subsequently terminated. In September 2003, Show Low Joint Venture, sold the property to a third party and recorded a loss on disposal of discontinued operations of approximately $29,500. In December 2003, the Partnership and the joint venture partner dissolved the joint venture and the Partnership received approximately $189,200 representing its pro rata share of the joint venture’s liquidating distribution, resulting in a loss on dissolution of approximately $2,300. The financial results for this property are reflected as Discontinued Operations in the condensed financial information presented below.

In June 2002, the Partnership and CNL Income Fund XI, Ltd., an affiliate of the general partners, invested in two properties, one in Universal City, Texas and one in Schertz, Texas, each as a separate tenancy in common arrangement. The Partnership and CNL Income Fund XI, Ltd. acquired these properties from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership and CNL Income Fund XI, Ltd. entered into agreements whereby each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest. The Partnership contributed approximately $148,500 and $98,900 for a 14.2% and 9.5% interest, respectively, in these properties.

In November 2003, the Partnership and CNL Income Fund XI, Ltd, CNL Income Fund XV, Ltd., and CNL Income Fund XVI, Ltd., as tenants-in-common, invested in a property in Dalton, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed $475,000 for a 25% interest in the property.

Auburn Joint Venture, Asheville Joint Venture, Melbourne Joint Venture, and the Partnership and affiliates as tenants-in-common in eleven separate tenancy-in-common arrangements, each own one property. The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

	December 31,
	2003		2002
Real estate properties with operating leases, net	$15,240,901		$13,615,141
Net investment in direct financing leases	2,668,588		2,719,398
Real estate held for sale	—		562,600
Cash	155,163		33,214
Receivables, less allowance for doubtful accounts	26,590		30,855
Accrued rental income	734,240		635,573
Other assets	100		420
Liabilities	67,483		3,499
Partners’ capital	18,758,099		17,593,702

	Year Ended December 31,
	2003	2002	2001
Revenues	$1,919,554	$1,771,176	$1,713,869
Expenses	(287,094)	(267,630)	(300,671)
Gain on sale of assets	—	—	282,012

Income from continuing operations	1,632,460	1,503,546	1,695,210

Discontinued operations:
Revenues	94	6,860	84,874
Expenses	(28,905)	(28,316)	(14,979)
Provision for write-down of assets	(55,500)	(172,165)	(56,398)
Loss on disposal of discontinued operations	(29,509)	—	—

	(113,820)	(193,621)	13,497

Net income	$1,518,640	$1,309,925	$1,708,707

The Partnership recognized income of $670,690, $612,251, and $926,359, during the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and tenancy in common arrangements.

5.	Discontinued Operations

During 2002, Caro Joint Venture, in which the Partnership owned a 66.14% interest and accounted for under the consolidation method, entered into an agreement with a third party to sell its property in Caro, Michigan. During 2002, the joint venture sold this property and received net sales proceeds of approximately $600,000, resulting in a gain on sale of assets of approximately $216,100 to the joint venture. As a result of the sale of the property, the joint venture was dissolved and the Partnership received approximately $441,100 representing its pro-rata share of the liquidating distribution from the joint venture and recorded a gain on sale of discontinued operations of approximately $18,200 during the year ended

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations - Continued

December 31, 2002. In January 2003, the Partnership identified another property for sale. In June 2003, the Partnership sold this property in Broken Arrow, Oklahoma to a third party and received net sales proceeds of approximately $472,400. Because the Partnership had recorded provisions for write-down of assets relating to this property in previous years, no gain or loss was recorded during 2003 relating to the sale of this property. The financial results relating to these properties are reflected as Discontinued Operations in the accompanying financial statements.

During the nine months ended September 30, 2004, the Partnership also identified for sale and sold its properties in Marietta, Georgia; Hermitage, Tennessee; and Lawton, Oklahoma. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

The operating results of the discontinued operations for the above properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$276,713	$499,924	$469,109
Expenses	(67,163)	(91,364)	(129,574)
Provision for write-down of assets	—	(106,437)	(210,766)
Gain on casualty loss of building	12,356	—	—
Minority interest	—	(95,316)	(23,001)

Income from discontinued operations	$221,906	$206,807	$105,768

6.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999 distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions - Continued

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partner in succeeding years. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002 or 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $3,150,000. No distributions have been made to the general partners to date.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,357,640	$2,472,316	$2,033,137
Effect of timing differences relating to depreciation	(1,003)	(2,494)	(24,817)
Provision for write-down of assets	—	106,437	565,061
Direct financing leases recorded as operating leases for tax reporting purposes	58,455	58,275	71,806
Effect of timing differences relating to gains/losses on real estate property sales	(35,904)	(261,029)	(216,733)
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(1,240)	10,231	(268,805)
Effect of timing differences relating to allowance for doubtful accounts	17,714	(141,028)	(43,067)
Accrued rental income	(14,635)	(48,618)	(56,778)
Rents paid in advance	17,323	4,438	25,270
Effect of timing differences relating to minority interest of consolidated joint venture	(6,216)	214,151	(2,251)
Other	—	(200)	(300)

Net income for federal income tax purposes	$2,392,134	$2,412,479	$2,082,523

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor a management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures and the property held as tenants-in-common with an affiliate, but not in excess of competitive fees for comparable services. These fees are payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners have not received their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002 and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

In June 2002, the Partnership and CNL Income Fund XI, Ltd. acquired one property in Universal City, Texas and one in Schertz, Texas, each as a separate tenancy-in-common arrangement. The Partnership and CNL Income Fund XI, Ltd. acquired these properties from CNL Funding 2001-A, LP, an affiliate of the general partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s and its affiliates provided accounting and administrative services. The Partnership incurred $144,208, $177,297, and $198,307 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The due to related parties at December 31, 2003 and 2002, totaled $12,517 and $14,443, respectively.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk

The following schedule presents rental revenues from individual lessees, each representing more than ten percent of the Partnership’s rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$816,105	$787,090	$779,116
IHOP Properties, Inc.	664,885	666,754	817,607

In addition, the following schedule presents rental revenues from individual restaurant chains, each representing more than ten percent of the Partnership’s rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$816,105	$787,090	$779,116
IHOP	664,885	666,754	817,607

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains could significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1):
Revenues	$503,561	$503,928	$504,238	$616,956	$2,128,683
Equity in earnings of unconsolidated joint ventures	174,185	154,017	160,603	181,885	670,690
Income from continuing operations	468,986	504,136	512,864	649,748	2,135,734
Discontinued operations (1):
Revenues	83,909	81,150	60,574	51,080	276,713
Income from discontinued operations	82,555	66,129	38,564	34,658	221,906
Net income	551,541	570,265	551,428	684,406	2,357,640
Income per limited partner unit:
Continuing operations	$6.70	$7.20	$7.33	$9.28	$30.51
Discontinued operations	1.18	0.95	0.55	0.49	3.17

Total	$7.88	$8.15	$7.88	$9.77	$33.68

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data - Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing operations (1):
Revenues	$512,434	$510,780	$501,109	$590,076	$2,114,399
Equity in earnings of unconsolidated joint ventures	154,410	155,363	183,060	119,418	612,251
Income from continuing operations	468,182	473,567	530,849	558,614	2,031,212
Discontinued operations (1):
Revenues	135,924	136,243	131,546	96,211	499,924
Income from and gain on disposal of discontinued operations	106,133	106,973	100,995	127,003	441,104
Net income	574,315	580,540	631,844	685,617	2,472,316
Income per limited partner unit
Continuing operations	$6.68	$6.76	$7.59	$7.99	$29.02
Discontinued operations	1.52	1.53	1.44	1.81	6.30

Total	$8.20	$8.29	$9.03	$9.80	$35.32

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)				Accumulated Depreciation		Date of Con - struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve - ments	Carrying Costs	Land	Buildings and Improvements		Total
Properties the Partnership has Invested in Under Operating Leases:
Arby’s Restaurant:
Greensburg, Indiana	—	$222,558	—	$640,529	—	$222,558	$640,529		$863,087	$277,946		1989	07/89	(b	)
Church’s Fried Chicken Restaurants:
Gainesville, Florida	—	83,542	208,564	192,227	—	83,542	400,791		484,333	179,132		1990	04/90	(b	)
Orlando, Florida	—	177,440	270,985	—	—	177,440	270,985		448,425	123,543		1985	04/90	(b	)
Golden Corral Buffet and Grill:
Albuquerque, New Mexico	—	717,708	1,018,823	—	—	717,708	1,018,823		1,736,531	476,014		1989	12/89	(b	)
Amarillo, Texas	—	773,627	908,171	—	—	773,627	908,171		1,681,798	424,314		1989	12/89	(b	)
Lawton, Oklahoma	—	559,095	838,642	—	—	559,095	838,642		1,397,737	391,831		1989	12/89	(b	)
El Paso, Texas	—	670,916	—	837,317	—	670,916	837,317		1,508,233	374,538		1990	04/90	(b	)
Hardee’s Restaurant:
Springfield, Tennessee	—	203,159	413,221	—	—	203,159	413,221		616,380	180,649		1990	11/90	(b	)
IHOP Restaurants:
Elgin, Illinois	—	426,831	—	—	—	426,831	(f	)	426,831	(d	)	1997	12/97	(d	)
Manassas, Virginia	—	366,992	759,788	—	—	366,992	759,788		1,126,780	152,099		1986	12/97	(b	)
Warren, Michigan	—	507,966	889,080	—	—	507,966	889,080		1,397,046	156,953		1996	09/98	(b	)
Jack in the Box Restaurants:
San Antonio, Texas	—	272,300	—	—	—	272,300	(f	)	272,300	(d	)	1990	08/90	(d	)
Cleburne, Texas (h)	—	516,894	620,888	—	—	516,894	620,888		1,137,782	62,093		2000	01/01	(b	)
Burley, Idaho (h)	—	453,108	507,477	—	—	453,108	507,477		960,585	50,752		2000	01/01	(b	)
KFC Restaurant:
Gainesville, Florida	—	321,789	287,429	—	—	321,789	287,429		609,218	126,149		1985	11/90	(b	)
Shoney’s Restaurant:
Goodlettsville, Tennessee	—	320,540	531,507	—	—	320,540	531,507		852,047	253,202		1988	09/89	(b	)
Taco Bell Restaurant:
Detroit, Michigan	—	171,240	—	385,709	—	171,240	385,709		556,949	179,112		1990	01/89	(b	)
Taco Cabana Restaurant:
Houston, Texas (h)	—	543,888	420,965	—	—	543,888	420,965		964,853	29,230		1990	12/01	(b	)
Waffle House Restaurants:
Clearwater Florida	—	130,499	268,580	—	—	130,499	268,580		399,079	125,067		1988	01/90	(b	)
Roanoke, Virginia	—	119,533	236,219	—	—	119,533	236,219		355,752	109,996		1987	01/90	(b	)
Atlantic Beach, Florida	—	141,627	263,021	—	—	141,627	263,021		404,648	122,195		1986	01/90	(b	)
Other:
Hermitage, Tennessee	—	391,157	—	720,026	—	391,157	720,026		1,111,183	320,890		1990	02/90	(b	)
Marietta, Georgia (g)	—	399,885	—	—	—	399,885	—		399,885	(g	)	1993	02/97	(g	)

		$8,492,294	$8,443,360	$2,775,808	—	$8,492,294	$11,219,168		$19,711,462	$4,115,705

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION - CONTINUED

December 31, 2003

	Encum - brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)						Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve - ments	Carrying Costs	Land		Buildings and Improvements		Total
Properties the Partnership has Invested in Under Direct Financing Leases:
IHOP Restaurant:
Elgin, Illinois	—	—	1,057,282	—	—	—		(f	)	(f	)	(d	)	1997	12/97	(e	)
Hardee’s Restaurant:
Waynesburg, Ohio	—	136,242	441,299	—	—	(f	)	(f	)	(f	)	(e	)	1990	11/90	(e	)
Jack in the Box Restaurant:
San Antonio, Texas	—	—	420,568	—	—	—		(f	)	(f	)	(d	)	1990	08/90	(d	)

	—	$136,242	$1,919,149	—	—	—

CNL INCOME FUND VI, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated are summarized below. The balances in 2003, 2002 and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has invested in Under Operating leases:
Balance, December 31, 2000	$17,463,369	$3,096,364
Dispositions	(102,365)	(5,357)
Acquisitions (h)	3,063,220	—
Depreciation expense	—	388,034

Balance, December 31, 2001	20,424,224	3,479,041
Loss from casualty on assets (g)	(712,762)	(134,986)
Depreciation expense	—	395,714

Balance, December 31, 2002	19,711,462	3,739,769
Depreciation expense	—	375,936

Balance, December 31, 2003	$19,711,462	$4,115,705

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.
(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Property owned by the consolidated joint venture was $20,420,311 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.
(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.
(e)	The lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.
(f)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	In October 2002, the Property in Marietta, Georgia was destroyed by fire. As of December 31, 2002, the total undepreciated cost of the building was removed from the accounts; therefore, depreciated is not applicable

(h)	During the year ended December 31, 2001, the Partnership purchased three real estate properties from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $3,063,300.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND VI, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer